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                                                                Exhibit 99.3(c)


SCHEDULE OF SALES COMMISSIONS


The writing agent's commissions are based upon the agent's paid life annualized production. The following commissions are "levelized" and paid in policy years 1 through 5 on collected premiums up to the 7-pay premium amount.

Agent Level or Life Contract Percentage      Percent of Commissionable Premium

                 1 or 50%                                 8.0%
                 2 or 50%                                 8.0%
                 3 or 55%                                 8.5%
                 4 or 60%                                 9.0%
                 5 or 65%                                 9.5%
                 6 or 70%                                10.0%
                 7 or 75%                                10.5%
                 8 or 80%                                11.0%
                 9 or 85%                                11.5%
                10 or 90%                                12.0%

These commissions are vested to the writing agent.